DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT is made effective as of May 5, 2010

BETWEEN:

(1)

EAU CANADA INTERNATIONAL MARKETING LTD a company incorporated in British Columbia, Canada (“SUPPLIER”)

AS PARTY OF THE FIRST PART

and

(2)

GLOBAL ECOLOGY CORPORATION, a company incorporated in the State of Nevada, United States (“DISTRIBUTOR”).

AS PARTY OF THE SECOND PART

RECITALS

(A)

SUPPLIER manufactures or has manufactured the Products (as hereinafter defined).

(B)

DISTRIBUTOR wishes to act as SUPPLIER’s exclusive DISTRIBUTOR for the Products in the Assured Territory, and the SUPPLIER has agreed so to appoint DISTRIBUTOR subject to and in accordance with the terms of this Agreement.

THIS AGREEMENT WITNESSETH as follows:

1.

DEFINITIONS

In this Agreement, unless the context otherwise requires:-

(1)

the following expressions shall have the following respective meanings:-

Expression

Meaning

“Intellectual Property”

any patent, copyright, design right, registered design, registered or unregistered trade mark (including the Trade Marks) or other industrial or Intellectual Property rights subsisting in the Assured Territory and relating to the Products, and current and/or future applications for any of the foregoing.

“The Products”

the Products as set out in Schedule 1 to this Agreement and such other products manufactured and/or marketed by SUPPLIER from time to time as may be specified by mutual agreement in writing to DISTRIBUTOR for exclusive distribution under this Agreement.

“Other Products”

the Other Products as set out in Schedule 1 to this Agreement are to be supplied by SUPPLIER to DISTRIBUTOR for distribution on a non-exclusive basis under the terms of this Agreement.

“Product Prices”

the prices for Products and Other Products set out in Schedule 1 to this Agreement as amended in accordance with this agreement between SUPPLIER and DISTRIBUTOR from time to time.

“Quarter”

a period of 3 months starting on January 1, April 1, July 1 and October 1 of each calendar year.

“Restricted Information”

any information which is disclosed to DISTRIBUTOR by SUPPLIER pursuant to or in connection with this Agreement whether orally or in writing and whether or not such information is expressly stated to be confidential or marked as such.

“The Assured Territory”

the countries specified in Schedule 2 hereto and such other countries as may from time to time be agreed between SUPPLIER and DISTRIBUTOR in writing.

“Trade Marks”

the Trade Marks as defined in Schedule 1 hereto and such other Trade Marks as may from time to time be agreed between SUPPLIER and DISTRIBUTOR in writing.

“Year of this Agreement”

the period from the effective date of this agreement (the date of EPA registration for the product) and each subsequent consecutive period of twelve months during the term of this Agreement.

(2)

Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

(3)

The headings in this Agreement are for convenience only and shall not affect its interpretation.

(4)

Any reference in this Agreement to “writing” or cognate expressions includes, cable, facsimile transmission, e-mail or comparable means of communication provided receipt is acknowledged.

2.

GRANT OF DISTRIBUTOR

(1)

DISTRIBUTOR represents that it has or shall arrange the appropriate business capabilities to achieve sales goals identified pursuant to this Agreement, and desires the right to market, distribute and sell the Products in the Assured Territory.

(2)

DISTRIBUTOR hereby commits to conducting required tests and obtaining product registrations and any other documents required to be able to sell the Products throughout the Assured Territory including Trade Marks for Products. Such Product registration and documents shall be confirmed in the name of the SUPPLIER and assigned for use by the DISTRIBUTOR for so long as this Agreement is in good standing. Should this agreement be terminated for any reason, the terms and conditions outlined in paragraph 14 shall apply.

(3)

SUPPLIER hereby agrees to appoint DISTRIBUTOR as its distributor for the resale of the Products in the Assured Territory on the date that all Product registration and other documents as required in subclauses 2 (1) and 2 (2) above are completed and the Products are accepted by relevant regulatory authorities for commercial sale and use anywhere in the Assured Territory for those uses as presented in Schedule 1 hereto.

(4)

DISTRIBUTOR agrees to act in capacity as distributor subject to the terms and conditions of this Agreement.

(5)

Provided this agreement is in good standing, and the DISTRIBUTOR has met all its obligations hereunder, the SUPPLIER shall not:-

a.

appoint any other person, firm or distributor in the Assured Territory as a DISTRIBUTOR or agent for the sale of promotion of the Products in the Assured Territory; or

b.

supply to any other person, firm or distributor in the Assured Territory any of the Products whether for use or resale.

(6)

DISTRIBUTOR shall be entitled to describe itself as SUPPLIER’s “Authorised DISTRIBUTOR” for the Products, but shall not represent itself as SUPPLIER’s agent for sales of the Products or as being entitled to bind SUPPLIER in any way. SUPPLIER’s name shall be conspicuously marked on the DISTRIBUTOR’s literature as well as on all presentations to customers in a manner that clearly indicated that the DISTRIBUTOR is the Corporation operating as a distributor.

(7)

SUPPLIER owns and manufactures the Products and its Trade Mark issued past, present and future from the date of this Agreement. The DISTRIBUTOR will own the rights to his private label name and trademark which is currently known as IMS 1000.  It is understood that from time to time the DISTRIBUTOR will change, add or otherwise modify its use of its private label markings with the approval of SUPPLIER.  In which instance the approval by SUPPLIER will not be unreasonably withheld.

(1)

The DISTRIBUTOR or any subsidiary, affiliate, contractor or associate of the DISTRIBUTOR shall not re-label OR MODIFY LABEL on the Products for resale.

(2)

DISTRIBUTOR shall, at the time of presenting a Marketing Plan, present a portfolio of information on any company or individual in the Assured Territory who intends to be part of the DISTRIBUTOR’s distribution operation.

(3)

Subject to achieving annual sales volumes which justify in the view of SUPPLIER, mixing and packaging in the United States, DISTRIBUTOR will have first right to participate with SUPPLIER in a manufacturing Joint Venture to manufacture the Products in the United States.

2.

SUPPLY OF THE PRODUCTS

(1)

Subject as otherwise herein provided, SUPPLIER shall use its best endeavours to supply the Products to DISTRIBUTOR or as DISTRIBUTOR directs according to DISTRIBUTOR’s orders accepted by SUPPLIER.

(2)

The Products shall be supplied by SUPPLIER to DISTRIBUTOR at the Product Prices and upon the terms of this Agreement as amended according to the terms herein.

(3)

DISTRIBUTOR shall in respect of each order for the Products to be supplied hereunder, be responsible for: -

a.

ensuring the accuracy of the order;

b.

providing SUPPLIER with all information which is necessary in order to enable SUPPLIER to fulfil the order and to comply with all labelling, marketing and other applicable legal requirements in the Assured Territory; and

c.

obtaining any necessary import licenses or other requisite importation documents, and paying all applicable freight, local transportation, warehousing charges, customs, excise duties and taxes on the importation of the Products into and their resale in the Assured Territory.

(4)

On January 1, 2011 and each subsequent year on the same date, DISTRIBUTOR shall give supplier written notice of its estimated requirements of the Products for the next 4 quarters and shall promptly notify SUPPLIER of any changes in circumstances that may effect its requirements.

(5)

Upon receipt and confirmation of each order, SUPPLIER shall as soon as is practical inform DISTRIBUTOR of SUPPLIER’s estimated delivery date for the consignment, and shall use its best endeavours to meet this delivery date.

(6)

SUPPLIER will at the request of DISTRIBUTOR pack the Products suitably for delivery to such carriers which shall be mutually agreed between the Parties and will deliver the Products Ex-Factory Vancouver, British Columbia, in accordance with INCOTERMS 2000, and risk in the Products will pass to DISTRIBUTOR in accordance with such terms.

(7)

Confirmation of acceptance of Products shall be given by DISTRIBUTOR within 10 working days of the arrival of the Products at the destination. DISTRIBUTOR shall notify SUPPLIER of any defect found in the Products within the said period of 10 working days. The Products shall be deemed to have been accepted in the absence of such notification within the said period of 10 working days.

(8)

If SUPPLIER is unable to meet all orders for the Products from DISTRIBUTOR and others, whether through circumstances of force Majeure or otherwise, it shall forthwith notify DISTRIBUTOR and shall, for so long as that circumstance persists, meet the same proportion of the orders for the Products from DISTRIBUTOR as the total of such orders from DISTRIBUTOR in the 6 months immediately preceding that notice bears to the total orders received by SUPPLIER for the Products from all customers (including DISTRIBUTOR) in that period.

2.

PAYMENT FOR THE PRODUCTS

(1)

The SUPPLIER shall provide a Proforma Invoice for acceptance as a written Purchase Order from the DISTRIBUTOR. The Product Prices invoiced by SUPPLIER shall be based on Schedule 1 hereto or as amended in accordance with this agreement. Payment of ½ of the total invoice value which includes Product and Other Products, freight, insurance, documentation and handling charges shall be made by DISTRIBUTOR by electronic transfer with the order in Canadian Dollars and the balance shall be paid upon presentation by Fax of the Ocean Bill of Lading by SUPPLIER to the DISTRIBUTOR. Following final payment, SUPPLIER shall forward original Ocean Bill of Lading and other documents as required by the ProForma to complete importation.

(2)

The Products shall be delivered Ex-Factory to the DISTRIBUTOR. In the event the SUPPLIER agrees to arrange for transport and insurance as agent for DISTRIBUTOR, DISTRIBUTOR shall pay the supplier the full cost thereof as specified by the Proforma Invoice.

(3)

All prices for the Products are exclusive of any applicable value added or any other sales tax for which DISTRIBUTOR shall be additionally liable.

(4)

All payment shall be made by DISTRIBUTOR in U.S. Dollars by electronic transfer of other arrangements as indicated on the Proforma Invoice, to EnvirEau Technologies. Payment shall be made in full without deduction or withholding unless such deduction or withholding is required by law in which event DISTRIBUTOR will co-operate with SUPPLIER in obtaining for SUPPLIER the benefit of all applicable double taxation treaties.

(5)

Due to changes in the cost of production of the Products, SUPPLIER shall have the right from time to time to change pricing with a 90 day written notice. However such prices will not increase by more than five percentum (5%) in any single year in relation to the published export price list. The export price list for the first year of operation is per the schedule of this contract. SUPPLIER will agree to maintain the price for its Products competitive with the price of identical competitive products. Volume discounts will be negotiable on an annual basis at the time of preparing an annual Marketing Plan, (see Clause 6 and Schedule 3).

5.

PRODUCT WARRANTY

(1)

SUPPLIER warrants that, for a period of twelve (12) months from the date of delivery of the Products or Other Products, the Product or Other Products will be free from defects (except for freezing) and will comply with all specifications or samples provided storage, handling or conditions of use are in accordance with recognised industry practise and manufacturers instructions.

(2)

SUPPLIER will use its best endeavours to procure for DISTRIBUTOR the benefit of such warranties and other rights conferred on SUPPLIER in relation to defects in such part or parts of the Products or Other Products as are not of SUPPLIER’s manufacture by the terms of SUPPLIER’s agreement with the suppliers of such part or parts.

(3)

If DISTRIBUTOR wishes to make a claim on SUPPLIER under the provisions of sub-clause 5 (1) it shall notify SUPPLIER in writing of the Product  or Other Products which it claims to be defective. If on investigation or inspection SUPPLIER agrees that the Product or Other Products is defective and SUPPLIER cannot fix the problem within a reasonable time, that, therefore, the warranty applies SUPPLIER shall, within 60 days of notification by DISTRIBUTOR:-

a.

replace free of charge the Product or Other Products which is defective; or

b.

credit DISTRIBUTOR with the price of the Product or Other Products which is defective, or

c.

correct the defect

and title in any such defective Product or Other Products not fixed, shall revert to SUPPLIER in accordance with this clause.

(4)

Provided the Product or Other Products is shown to be used in accordance to SUPPLIERS written directions, SUPPLIER shall indemnify DISTRIBUTOR in respect of all damage, injury or loss occurring to any person or property against all actions, suits, claims, demands, charges or expenses in connection therewith arising from the condition or use of the Products or Other Products in the event that the damage, injury or loss shall have been occasioned by the carelessness of SUPPLIER or its servants or agents or by any breach by SUPPLIER of its obligations to DISTRIBUTOR hereunder.

(5)

DISTRIBUTOR shall indemnify SUPPLIER in respect of all damage, injury or loss occurring to any person or property against all actions, suits, claims, demands, charges or expenses in connection therewith arising from the performance of its obligations under this Agreement to the extent that the damage, injury or loss shall have been occasioned by fraud, gross negligence or wilful default of DISTRIBUTOR or its servants or agents.

6.

MARKETING OF THE PRODUCTS

DISTRIBUTOR shall be entitled, subject as provided in this Agreement, to promote and market the Products in the Assured Territory in such manner as it may think fit, provided DISTRIBUTOR markets the products in accordance with manufacturers recommendations and in particular shall be entitled to resell the Products to its customers at such prices as it may determine, provided such prices are competitive with competitor products. DISTRIBUTOR shall prepare and present an annual marketing plan to the SUPPLIER for each Product in each country within the Assured Territory by November 30 each year for the following calendar year. Approval of the plan shall be by mutual consent. The marketing plan will at a minimum, address the issues as set out in Schedule 3 hereto.

In the case that other countries are added to the Assured Territory, the minimum quantity shall be adjusted upward by mutual agreement.

7.

SUPPORT

(1)

SUPPLIER shall from time to time make available to DISTRIBUTOR such samples, specifications and up to date information concerning the Products as SUPPLIER may consider appropriate and as DISTRIBUTOR may reasonably require in order to assist DISTRIBUTOR with the sale of the Products in the Assured Territory and the property therein shall remain vested in SUPPLIER save in respect of such of the matters which are intended for delivery (otherwise than by way of loan or similar temporary basis) to customers or prospective customers and which have been so delivered. This specifically excludes any information that can be reasonably withheld by the SUPPLIER for reasons of confidentiality. In the case of Product samples provided by SUPPLIER, such samples shall be supplied free of charge to the DISTRIBUTOR. The DISTRIBUTOR agrees to arrange and pay the freight to destination.

(2)

SUPPLIER shall endeavour to answer as soon as reasonably practical any technical enquiries that are made by DISTRIBUTOR or its customers. SUPPLIER shall, on request from DISTRIBUTOR, provide, free of charge, electronic versions  of Product brochures, technical briefs, and technical service assistance (to ensure proper use of Product), Product training in Vancouver, and other assistance as normally provided.

(3)

DISTRIBUTOR agrees to keep SUPPLIER fully informed on all results of field tests, in-plant tests or laboratory tests in order that SUPPLIER is fully aware of how Products or Other Products are being used and how they are performing. SUPPLIER agrees to keep DISTRIBUTOR fully informed on results of technical development as it relates to the Products.

8.

INTELLECTUAL PROPERTY

Intellectual Property of SUPPLIER

SUPPLIER hereby grants to DISTRIBUTOR licence to use its Intellectual Property in the Assured Territory in the course of the business of DISTRIBUTOR on the terms and subject to the limitations set out in this Agreement. Such permission is given free of charge to DISTRIBUTOR and shall extend for such time as this Agreement remains in full force and effect.

DISTRIBUTOR and affiliated or associated companies to acquire no rights in Intellectual Property.

DISTRIBUTOR acknowledges that they have and shall acquire no rights in the Intellectual Property, otherwise than as hereby granted, and undertakes:

(1)

to enter into such agreements in respects of the Intellectual Property as SUPPLIER may from time to time reasonably require;

(2)

to cease forthwith the use of the Intellectual Property at the date of termination of this Agreement for  whatever cause.

Permitted use by DISTRIBUTOR

DISTRIBUTOR shall be entitled to use the Intellectual Property only for the following purposes:

(1)

in any sales literature or advertising (including DISTRIBUTOR’s letterheads or other office stationery); in accordance with requirements of SUPPLIER; and

(2)

for any other purpose with the prior express written approval of SUPPLIER

Representations of the Intellectual Property

All representations of the Intellectual Property used by DISTRIBUTOR shall be in their proper form (as specified from time to time by SUPPLIER) used individually and unadorned by additional designs. DISTRIBUTOR shall provide, promptly on request, copies or examples of such of DISTRIBUTOR’s materials on which any of the Intellectual Property appear as SUPPLIER may call for, for the purpose of ensuring compliance with the terms of this clause 8.

Use by Subsidiaries of DISTRIBUTOR

Each party undertakes to do all within its power to ensure that the provisions of this Agreement shall be complied with, mutates  mutantis, by any associate of DISTRIBUTOR In the use of any of the Intellectual Property by any associate of DISTRIBUTOR.

Product registrations applied for by the DISTRIBUTOR will be registered in the name of the SUPPLIER and the DISTRIBUTOR and assigned for use by the DISTRIBUTOR for as long as this agreement is in good standing. On termination of this agreement for any reason, the assignment of the use of any Product registrations shall expire and sole rights for its use shall revert to SUPPLIER.

9.

CONFIDENTIALITY

(1)

Except as provided in sub-clause (2) and (3) of this clause, DISTRIBUTOR  shall at all times during the continuance of this Agreement and after its termination:-

a)

use all reasonable endeavours to keep all Restricted Information confidential and accordingly not to disclose Restricted Information to any other person; and

b)

not use any Restricted Information for any purpose other than the performance of the obligations on the part of DISTRIBUTOR contained in this Agreement.

(2)           Restricted Information may be disclosed by DISTRIBUTOR to:-

a)

any customers or prospective customers for the Products as required to meet the needs of the customer;

b)

any governmental or other authority or regulatory body when required so to do; and

c)

any employees of DISTRIBUTOR or any of the aforementioned persons or bodies who require to know the same in the execution of their duties to such extent only as is necessary for the purposes contemplated by this Agreement, or as is required by law and subject in each case to DISTRIBUTOR  using all reasonable endeavours to ensure that the person in question keeps the same confidential and does not use the same except for the purposes for which the disclosure is made.

(3)

Any Restricted Information may be used by DISTRIBUTOR for any purpose, or disclosed by DISTRIBUTOR to any other person, only to the extent that:-

(a)

it is at the date hereof, or hereafter becomes, public knowledge through no fault of DISTRIBUTOR (provided that in doing so DISTRIBUTOR shall not disclose any Restricted Information which is not public knowledge): or

(b)

it can be shown by DISTRIBUTOR, to the reasonable satisfaction of SUPPLIER to have been known to it prior to its being disclosed by SUPPLIER to DISTRIBUTOR.

10.

FORCE MAJEURE

(1)

If either Party is affected by any documented circumstances beyond its reasonable control (including, without limitation, any strike, lock out lack of available transportation or other form of industrial action) it shall forthwith notify the other of the nature and extent and documentation thereof.

(2)

Neither Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any such circumstance as is described in sub-clause (1) of this clause of which it has notified the other Party; and the time for performance of this obligation shall be extended accordingly.

(3)

If any of the circumstances described in sub-clause (1) of this clause notified as aforesaid prevails for a continuous period in excess of six months, the Parties hereto shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable in all the circumstances.

11.

DURATION AND TERMINATION

(1)

This Agreement shall come into force on the date of execution and shall be effective for a period of five (5) years with option to renew on mutually agreeable terms

(2)

Either Party shall be entitled forthwith to terminate this Agreement by written notice to the other if:-

a)

the other  commits any material breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied;

b)

an encumbrance takes possession or a receiver is appointed over any of the property or assets of that other Party which are related to the transaction contemplated herein ;

c)

that other Party  becomes subject to an administration order;

d)

that other Party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that SUPPLIER resulting therefrom effectively agrees to be bound by or assume the obligations imposed upon that other  Party under this Agreement);

e)

anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to that other ; or

f)

that other ceases, or threatens to cease, to carry on business.

(3)

For the purposes of sub-clause 2(a) of this clause, a breach shall be considered capable of remedy if theParty in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

(2)

Any waiver by either Party of a breach of any provisions of this Agreement shall not be considered as a waiver of any subsequent breach or any other provision thereof.

(3)

The right to terminate this Agreement given by this clause shall be without prejudice to any other right or remedy of either Party in respect of the breach concerned (if any) or any other antecedent breach thereof.

12.

CONSEQUENCES OF TERMINATION

(1)

Upon termination of this Agreement howsoever arising;-

a)

SUPPLIER shall be entitled (not obliged) to repurchase from DISTRIBUTOR all or part of any stocks of the Products then held by DISTRIBUTOR (property to which has passed or subsequently passes to DISTRIBUTOR) at the lower of DISTRIBUTOR’s cost of purchase thereof and the value at which they stand in the books of DISTRIBUTOR provided that:-

(i)

SUPPLIER shall be responsible for arranging transport and insurance and for the cost thereof; and

(ii)

DISTRIBUTOR may sell stocks for which it has accepted orders from customers prior to the date of termination or prior to the date of written notice (if any) given by SUPPLIER to DISTRIBUTOR exercising its rights of repurchase, and for those purposes and to that extent to the provisions of this Agreement shall continue in full force and effect;

(iii)

DISTRIBUTOR shall at its own expense within 30 days send to SUPPLIER or otherwise dispose of in accordance with the directions of SUPPLIER all samples of the Products and any advertising, promotional or sales material relating to the Products then in the possession of DISTRIBUTOR.

(b)

subject as otherwise provided herein and to any rights or obligations that have accrued prior to termination, neither Party shall have any further obligation to the other under this Agreement.

13.

NATURE OF AGREEMENT

(1)

Save as is provided in Clause 4(2), nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the Parties hereto.

(2)

This Agreement sets out the entire Agreement and understanding between the Parties and supersedes all previous agreements with respect to the subject matter hereof. It is agreed that neither Party has entered into this Agreement in reliance upon any representation, warranty or undertaking of the other Party which is not expressly set out or referred to in this Agreement; this clause shall not exclude any liability for fraudulent misrepresentations.

(3)

If any provisions of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, the other provisions and the remainder of the affected provisions shall continue to be valid.

14.

NON COMPETITION

It is understood that if during the term of the Agreement, the Supplier terminates the Agreement without cause, or if the Supplier elects not to renew the Agreement upon termination, the Distributor will not be prohibited from competing with the Supplier in the Assured Territory or in any other area that the Distributor choses to operate.  If the Supplier is unable or unwilling to accommodate the needs of the Distributor by providing service or services as contemplated herein, than the Distributor will  not be prohibited from seeking alternate sources of service and products.  If the Supplier terminates the Agreement for cause, the Distributor will be prohibited from adding new customers to its existing base of customers and relationships for a period of 60 months.  The Distributor will, however, be able to provide products and service for its existing customer under a modification of the existing Agreement with terms and conditions to be mutually agreed upon by the Distributor and Supplier. If the parties are unable to successfully modify the Agreement, Disrributor will be allowed to find alternate suppliers for the non-compete period but only for its existing customers. .

15.

REGULATORY MATTERS

Co-operation

The Parties shall respectively co-operate with each other to ensure that all information necessary or desirable for the making of (or responding to any requests for further information consequent upon) any notifications or fillings made in respect of this Agreement, or the transactions contemplated by this Agreement, is supplied to the Party dealing with such notifications and fillings and that they are properly, accurately and promptly made.

Regulatory Action

If any material regulatory action is taken or threatened, the Parties shall promptly meet to discuss the situation and the action to be taken as a result and whether any modification to the terms of this Agreement (or any agreement entered into pursuant to this Agreement) should be made, in order that any requirements (whether as a condition of giving any approval, exemption, clearance or consent or otherwise) of any regulatory authority may be reconciled with, and within the intended scope of, the business arrangement contemplated by this Agreement. The Parties shall co-operate in giving effect to any modifications so agreed upon.

16.

TAX MATTERS

Co-operation

Each of the Parties agrees to co-operate, and undertakes to procure that its subsidiaries shall co-operate, to such extent as may be reasonably requested in connection with the making of any returns, claims or elections for taxation purposes:

(1)

by the other Party in relation to the taxation affairs of any member (or former member) of its group for any period ending before the date of this Agreement; or

17.

OTHER PROVISIONS

(1)

NON-ASSIGNMENT

Neither Party may assign any of its rights or obligations under this Agreement in whole or in part without the written consent from the other Party.

(2)

WAIVER OF RIGHTS

No waiver by a Party of a failure by the other Party to perform any provisions of this Agreement shall operate or be construed as a waiver in respect of any other failure whether of a like or different character.

(3)       AMENDMENTS

This Agreement may be amended only by an instrument in writing signed by duly authorized representatives of each of the Parties.

(4)      INVALIDITY

If any of the provisions of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired. The Parties shall nevertheless negotiate in good faith in order to agree the terms of a mutually satisfactory provision, achieving as nearly as possible the same commercial effect, to be substituted for the provisions so found to be void or unenforceable.

(5)      NO PARTNERSHIP OR AGENCY

Nothing in this Agreement (or any of the arrangements contemplated by this Agreement) shall be deemed to constitute a partnership between the Parties nor, save as may be expressly set out herein, constitute either Party the agent of the other Party for any purpose.

In addition, unless otherwise agreed in writing between the Parties, neither of them shall enter into any contracts or commitments with third Parties as agent for any member of SUPPLIER and/or DISTRIBUTOR group or for the other Party nor shall either Party describe itself as such an agent or in any way hold itself out as being such an agent.

(6)      ANNOUNCEMENTS

No formal public announcement or press release in connection with the signature or subject matter of this Agreement shall be made or issued by or on behalf of either Party without the prior written approval of the other Party (such approval not to be unreasonably withheld or delayed).

If a Party has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority, the relevant Party shall give the other Party every reasonable opportunity to comment on any such announcement or release before it is made or issued (provided always that this shall not have the effect of preventing the Party making the announcement or release from complying with its legal and stock exchange obligations.)

(7)      COSTS

Each of the Parties shall, pay its own costs, charges and expenses (including taxation) incurred in connection with the negotiation, preparation and implementation of this Agreement and the transactions contemplated by it.

(8)      ENTIRE AGREEMENT

This Agreement set out the entire agreement and understanding between the Parties with respect to the subject matter hereof. It is agreed that neither Party has entered into this Agreement in reliance upon any representations, warranty or undertaking of the other party that is not expressly set out or referred to in this Agreement;

18.

NOTICES

Notices

Any notice or other communication required to be given under this Agreement or in connection with the matters contemplated by it shall, except where otherwise specifically provided, be in writing in the English language and shall be addressed as provided in this clause and may be:

(1)

personally delivered, in which case it shall be deemed to have been given upon delivery at the relevant address; or

(2)

if within Canada, sent by first class pre-paid post, in which case it shall be deemed to have been given two business days after the date of posting; or

(3)

if from or to any place outside of Canada, sent by pre-paid priority airmail, in which case it shall be deemed to have been given seven business days after the date of posting; or

(4)

sent by fax, in which case it shall be deemed to have been given when dispatched, subject to confirmation of uninterrupted transmission by a transmission report provided that any notice dispatched by fax after 17.00 hours (at the place where such fax is to be received) on any day shall be deemed to have been received at 09.00 on the next business day.

Address of notice

The addresses of the Parties for the purpose of this clause are as follows (or as otherwise duly notified from time to time):

(1)

DISTRIBUTOR:

Address: INTENTIONALLY OMITTED

Addressed for the personal attention of: John Moiras

(2)

SUPPLIER:

Address: INTENTIONALLY OMITTED

Proof of service

In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid first class letter or that the fax was sent after obtaining in person or by telephone appropriate evidence of the capacity of the addressee to receive the same, as the case may be.

19.

SETTLEMENT OF DISPUTES

In the event of any dispute between SUPPLIER and DISTRIBUTOR arising in connection with this Agreement or any associated agreement entered into pursuant to this Agreement, they shall use all reasonable endeavours to resolve the matter on an amicable basis. If one Party serves formal written notice on the other that a material dispute of such a description has arisen and the Parties are unable to resolve the dispute within a period of thirty (30) days from the service of such notice, then the dispute shall be referred in the first instance to representatives appointed by each of SUPPLIER and DISTRIBUTOR (who may each appoint one person).

COUNTERPARTS

This Agreement may be executed in any number of counterparts and by the Parties to it on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

GOVERNING LAW

This Agreement shall be governed by and construed in mutual accordance with the laws of United States and/or British Columbia and the Parties hereby submit to the non-exclusive jurisdiction of the Courts of New Jersey (USA) and/or British Columbia.

20.

APPLICABLE LAW

(1)

This Agreement shall be governed by and construed in mutual accordance with the laws of the United States and British Columbia.

(2)

In the event that SUPPLIER desires to bring any action or proceedings against DISTRIBUTOR then SUPPLIER acknowledges and agrees that such action or proceedings shall be subject to the non-exclusive jurisdiction of the State of New Jersey, United States or the Canadian Courts of British Columbia.

(3)

In the event that EITHER Party desires to bring any action or proceedings against the other, the Parties hereby acknowledge and agree that such action or proceedings shall be subject to the jurisdiction of the State of New Jersey, United States and/or Canadian Courts of British Columbia.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized offers or representatives.

SUPPLIER:

DISTRIBUTOR:

Eau Canada International Marketing Ltd.

Global Ecology Corporation

/s/ F.R. Varseveld

/s/ Peter D. Ubaldi

F. R. Varseveld

Peter D. Ubaldi, President & CEO

Authorized Signature

Authorized Signature

Date: June 23, 2010

Date: June 23, 2010

1

DISTRIBUTION AGREEMENT between

Global Ecology Corporation and

 Eau Canada International Marketing

Dated________ 2010